UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2010

VERAZ NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33391	94-3409691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

926 Rock Avenue, Suite 20 San Jose, California	95131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 12, 2010, Veraz Networks, Inc. (“Veraz”) entered into an Acquisition Agreement (“Acquisition Agreement”), by and between Veraz and Dialogic Corporation, a British Columbia corporation (“Dialogic”), pursuant to which Veraz will acquire all of the outstanding shares in the capital of Dialogic in exchange for shares of Veraz common stock (the “Arrangement”). Upon consummation of the transactions contemplated by the Acquisition Agreement, Dialogic will become a wholly-owned subsidiary of Veraz. Pursuant to the Acquisition Agreement, 110,580,900 shares of Veraz common stock will be issued to the Dialogic shareholders. After taking into account the issuance of stock options to purchase Veraz common stock in exchange for Dialogic stock options, the Dialogic shareholders and optionholders will hold approximately 70% and existing Veraz stockholders and optionholders will hold approximately 30% of the outstanding securities of Veraz following the closing.

Acquisition Agreement

Pursuant to the terms of the Acquisition Agreement, Veraz will acquire all of Dialogic’s outstanding common and preferred shares in the capital of Dialogic in exchange for shares of Veraz common stock. The Arrangement will be carried out pursuant to a Plan of Arrangement pursuant to the British Columbia Business Corporations Act as set forth in the Acquisition Agreement. Upon the completion of the Arrangement, the Dialogic shareholders will be entitled to receive an aggregate of 110,580,900 shares of Veraz common stock. All outstanding options to purchase Dialogic common shares will be exchanged for options to purchase Veraz common stock.

Each of Veraz and Dialogic has made customary representations, warranties and covenants in the Acquisition Agreement, including, among others, covenants: (a) to conduct their respective businesses in the ordinary course during the interim period between the execution of the Acquisition Agreement and the consummation of the Arrangement; (b) not to engage in certain kinds of transactions during such period or solicit or engage in discussions with third parties regarding other proposals to be acquired, in each case subject to specified exceptions; and (c) to seek approval from stockholders of Veraz and shareholders of Dialogic in connection with the transaction.

Consummation of the Arrangement is subject to customary conditions, including: (a) the approval of the Arrangement by the shareholders of Dialogic and the approval by the stockholders of Veraz of the issuance of shares of Veraz common stock; (b) absence of any applicable restraining order, injunction or governmental litigation prohibiting the Arrangement; (c) the absence of material adverse effect with respect to each of Veraz and Dialogic; (d) the accuracy of the representations and warranties of each party, subject to specified materiality thresholds; (e) performance in all material respects by each party of its obligations under the Acquisition Agreement; (f) completion of the restructuring of Dialogic’s indebtedness; (g) the approval of the Arrangement by the Supreme Court of British Columbia; and (h) antitrust approvals, including expiration of termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. The Acquisition Agreement contains certain termination rights for both Veraz and Dialogic in certain circumstances, some of which may require Veraz to pay Dialogic a termination fee of $1,500,000 and an expense reimbursement of up to $1,000,000 or Dialogic to pay Veraz a termination fee of $3,000,000 and an expense reimbursement of up to $1,000,000.

The foregoing description of the Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the Acquisition Agreement and the Plan of Arrangement, which are filed as Exhibit 2.1 hereto, and are incorporated into this report by reference.

The Acquisition Agreement and the Plan of Arrangement govern the contractual rights between the parties in relation to the Arrangement. We have included the above summary of certain terms of the Acquisition Agreement and the Plan of Arrangement and attached the Acquisition Agreement and Plan of Arrangement as an exhibit to this Form 8-K to provide you with information regarding the terms of the Acquisition Agreement and the Plan of Arrangement. This summary and report are not intended to modify or supplement any factual disclosures about Veraz in our public reports filed with the SEC. In particular, the Acquisition Agreement, the Plan of Arrangement and related summaries are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Veraz or Dialogic. The representations and warranties contained in the Acquisition Agreement have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to close the Arrangement if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocates risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable under the securities laws.

A copy of the press release issued by Veraz on May 12, 2010 concerning the foregoing is filed herewith as Exhibit 99.1.

Support and Voting Agreements

At the same time that the Acquisition Agreement was entered into, certain shareholders of Dialogic (the “Specified Dialogic Shareholders”) entered into a Support Agreement (the “Dialogic Support Agreement”) with Veraz and certain stockholders of Veraz (the “Specified Veraz Stockholders”) each entered into a Voting Agreement (the “Veraz Voting Agreement”) with Dialogic.

The Dialogic Support Agreement provides that each of the Specified Dialogic Shareholders will, among other things, vote its Dialogic common and preferred shares in favor of the Arrangement and against an alternative transaction. The Dialogic Support Agreement will terminate upon the earliest of: (a) the completion of the Arrangement; (b) mutual agreement among Veraz and the Specified Dialogic Shareholders; or (c) the termination of the Acquisition Agreement in accordance with its terms.

The Veraz Voting Agreements provide that each of the Specified Veraz Stockholders will, among other things, vote its shares of Veraz common stock in favor of the issuance of Veraz common stock to Dialogic shareholders pursuant to the Acquisition Agreement and against an alternative transaction. Each Veraz Voting Agreement will terminate upon the earlier of: (a) completion of the Arrangement; (b) the termination of the Acquisition Agreement in accordance with its terms; or (c) mutual agreement by Dialogic and the Specified Veraz Stockholder.

The foregoing descriptions of the Dialogic Support Agreement and the Veraz Voting Agreement do not purport to be complete and are qualified in their entirety by reference to the Dialogic Support Agreement and the form of Veraz Voting Agreement, both of which are filed as Exhibits 99.2 and 99.3 hereto respectively and are incorporated herein by reference.

Additional Information and Where to Find It

Veraz plans to file a proxy statement with the Securities and Exchange Commission relating to a solicitation of proxies from its stockholders in connection with a special meeting of stockholders of Veraz to be held for the purpose of voting on the issuance of Veraz common stock in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials, and any other documents filed by Veraz with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of Veraz may obtain free copies of the documents filed with the SEC by contacting Veraz’s Investor Relations department at (408) 750-9400 or Investor Relations, Veraz Networks, Inc., 926 Rock Avenue, Suite 20, San Jose, California 95131. You may also read and copy any reports, statements and other information filed by Veraz with the SEC at the SEC public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Veraz and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Veraz in favor of the proposed transaction. A list of the names of Veraz’s executive officers and directors, and a description of their respective interests in Veraz, are set forth in the proxy statement for Veraz’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2010, and in any documents subsequently filed by its directors and executive officers under the Securities and Exchange Act of 1934, as amended.

If and to the extent that executive officers or directors of Veraz will receive any additional benefits in connection with the proposed transaction that are unknown as of the date of this filing, the details of such benefits will be described in the proxy statement and security holders may obtain additional information regarding the interests of Veraz’s executive officers and

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Acquisition Agreement, dated May 12, 2010, by and between Veraz Networks, Inc. and Dialogic Corporation.

99.1	Press Release of Veraz Networks, Inc., dated May 12, 2010 (incorporated by reference to soliciting material filed on Schedule 14A filed pursuant to Rule 14a-12 of the Exchange Act by Veraz Networks, Inc. on May 12, 2010).

99.2	Dialogic Support Agreement, dated May 12, 2010.

99.3	Form of Veraz Voting Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERAZ NETWORKS, INC.

Dated: May 14, 2010	By:	/S/ ERIC C. SCHLEZINGER
Eric C. Schlezinger
Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Acquisition Agreement, dated May 12, 2010, by and between Veraz Networks, Inc. and Dialogic Corporation.

99.1	Press Release of Veraz Networks, Inc., dated May 12, 2010 (incorporated by reference to soliciting material filed on Schedule 14A filed pursuant to Rule 14a-12 of the Exchange Act by Veraz Networks, Inc. on May 12, 2010).

99.2	Dialogic Support Agreement, dated May 12, 2010.

99.3	Form of Veraz Voting Agreement.